SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 22, 2006
SPARTECH CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

1-5911	43-0761773

(Commission File Number)	(IRS Employer Identification No.)
120 South Central Avenue, Suite 1700, Clayton, Missouri           63105
(Address of principal executive offices)                              (Zip Code)
(314) 721-4242
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPARTECH CORPORATION
FORM 8-K
Item 1.01. Entry into A Material Definitive Agreement.
Effective June 22, 2006, pursuant to a standing resolution of its Board of Directors approved on October 24, 2002, Spartech Corporation (the Company) entered into written Indemnification Agreements with its recently-elected director, Edward J. Dineen (see Item 5.02, below), and its recently elected Senior Vice President Color and Specialty Compounds, Michael J. Marcum. The agreements with Mr. Dineen and Mr. Marcum are identical in all material respects to the Indemnification Agreements previously entered into between the Company and its other executive officers and directors.
The form of Indemnification Agreement was filed as Exhibit 10.10 to the Company’s Form 10-K filed with the Commission on January 17, 2003. It generally, with certain exceptions, requires the Company to indemnify its directors and officers against expenses, judgments, fines and penalties which the indemnified party actually and reasonably incurs in connection with the defense or settlement of proceedings to which he or she is made a party or is threatened to be made a party by reason of the fact that he or she is or was a director or officer of the Company or its subsidiaries. To be entitled to indemnification, the indemnified party must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, the indemnified party must have had reasonable cause to believe that his or her conduct was not unlawful.
The Indemnification Agreement requires the Company to advance the indemnified party’s expenses upon the indemnified party’s written request, provided that the indemnified party undertakes in writing to repay the advances if and to the extent it is ultimately determined that he or she is not entitled to indemnification.
The indemnification rights of an indemnified party under the Indemnification Agreement are not exclusive of any other rights the indemnified party may have, but no payment is required to be made to the extent the indemnified party is covered by the Company’s directors and officers liability insurance policy.
No indemnification may be made under the Indemnification Agreement for expenses, judgments, fines or penalties resulting from conduct by the indemnified party which is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Effective June 22, 2006 Randy C. Martin, the Company’s Executive Vice President — Corporate Development and Chief Financial Officer and a director of the Company, resigned as a director in order to increase the proportion of independent directors on the Board of Directors and in anticipation of the election of Edward J. Dineen as a director, as described below. Mr. Martin remains the Company’s Executive Vice President — Corporate Development and Chief Financial Officer.
On June 22, 2006 the Company’s Board of Directors elected Edward J. Dineen as a Class B director to fill the vacancy created by Mr. Martin’s resignation, for a term expiring at the Company’s 2007 Annual Meeting. The Board also named Mr. Dineen to serve on the Board’s Compensation and Governance Committees. There was no arrangement or understanding between Mr. Dineen and any other persons pursuant to which Mr. Dineen was selected as a director. There has been no transaction involving Mr. Dineen reportable under Section 404(a) of Regulation S-K. A copy of the Press Release announcing Mr. Dineen’s election is an exhibit to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
10.1	Form of Indemnification Agreement, filed as Exhibit 10.10 to the Company’s Form 10-K filed with the Commission on January 17, 2003 and incorporated herein by reference.

99.1	Press Release announcing the election of Edward J. Dineen as a director of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date June 23, 2006	By:	/s/ JEFFREY D. FISHER
Jeffrey D. Fisher
Senior Vice President and General Counsel